As filed with the Securities and Exchange Commission on October 26, 2005
                                  Reg. No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                APO Health, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                                              86-0871787
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              identification No.)

                 3950 Oceanside Road, Oceanside, New York 11575
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

              2005 PROFESSIONAL/CONSULTANT STOCK COMPENSATION PLAN
                             (full time of the plan)

                                  Dr. Jan Stahl
                      President and Chief Executive Officer
--------------------------------------------------------------------------------
                               3950 Oceanside Road
                            Oceanside, New York 11575
                     (Name and address of agent for service)

                                 (800) 365-2839
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                        Proposed maximum      Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share            Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- ---------------------
Common Stock                 2,500,000 (1)         $0.022 (2)           $55,000.00              $6.47
($.0002 par value)
----------------------- --------------------- -------------------- --------------------- ---------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also coves an indeterminate amount of interests to be offered or sold pursuant to the 2005 Professional/Consultant Stock Compensation Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the OTC Bulletin Board on October 25, 2005, which was $0.022.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the issuance of up to 2,500,000 shares of common stock pursuant to the 2005(B) Professional/Consultant Stock Compensation Plan of APO Health, Inc.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     o Reference is made to the Registrant's annual report on Form 10-K for the years ended September 30, 2004, 2003 and 2002 as filed with the Securities and Exchange Commission on December 28, 2004, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-Q for the three months ended June 30, 2005, as filed with the Securities and Exchange Commission on August 19, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-Q for the three months ended March 31, 2005, as filed with the Securities and Exchange Commission on May 23, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-Q for the three months ended December 31, 2004, as filed with the Securities and Exchange Commission on February 14, 2005, which is hereby incorporated by reference.

     o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form 10-SB, as amended (File No. 000-30074), initially filed with the Securities and Exchange Commission on February 19, 1999.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Nevada corporations are authorized to indemnify against liability any person who is a party to any legal proceeding because such person is a director or officer of the corporation. The officer or director must act in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, have no reasonable cause to believe the conduct was unlawful. Nevada law does not allow indemnification for an act or omission that involves intentional misconduct or a knowing violation of a law. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. Indemnification is required if a director or officer has been successful on the merits.

     The indemnification authorized under Nevada law is not exclusive and is in addition to any other rights granted to officers and directors. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director.

     Our articles of incorporation provide for the indemnification of directors and executive officers to the maximum extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     There is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that would result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

EXHIBIT
NUMBER         EXHIBIT
-------        -------
4.1            APO Health,  Inc.  2005(B)  Professional/Consultant  Compensation
               Plan, dated October 15, 2005.

5.1            Opinion of Sichenzia Ross Friedman Ference LLP.

23.1           Consent of Sichenzia  Ross  Friedman  Ference LLP is contained in
               Exhibit 5.1.

23.2           Consent  of  Linder  &  Linder,   independent  registered  public
               accounting firm.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanside, State of New York on October 26, 2005.




                                     APO HEALTH, INC.


                                     By: /s/ Jan Stahl
                                         -------------
                                         Jan Stahl,
                                         Chairman, Chief Executive Officer,
                                         Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

 Signature                         Title                       Date

/s/ Jan Stahl                     Director               October 26, 2005
-------------
Jan Stahl

/s/ Kenneth Leventhal             Director               October 26, 2005
---------------------
Kenneth Leventhal




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